UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2009

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona 85711

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2009, the Board of Directors of The Providence Service Corporation (the “Company”) unanimously approved expanding the size of the Board from six to seven members by increasing the number of directors in Class 2 from two to three. The term of the directors in Class 2 expires in 2011. The Board also appointed Terence James Cryan to fill the newly-created Class 2 directorship. The addition of Mr. Cryan increases the number of independent directors on the Board from four to five. Mr. Cryan was referred to the Company for consideration as a candidate by one of the Company’s largest institutional stockholders. There are no arrangements or understandings pursuant to which Mr. Cryan was appointed as a director. Concurrent with Mr. Cryan’s appointment to the Board, Mr. Cryan was also appointed by the Board to serve as a member of the Board’s compensation and audit committees.

Under the Company’s 2006 Long-term Incentive Plan, as amended, the Compensation Committee also awarded Mr. Cryan options to purchase 10,000 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $13.07 per share, the closing price of the common stock on the date of grant, and a restricted stock award of 2,000 shares of common stock upon his appointment as a director. Both the option award and restricted stock award vest in three equal annual installments beginning May 13, 2010. The option will expire 10 years from the date of grant.

The Company issued a press release dated May 14, 2009 announcing the appointment of Mr. Cryan to the Board. A copy of the press release is included as exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following have been filed as exhibits to this Form 8-K:

Exhibit Number	Description

99.1	Press Release dated May 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2009	THE PROVIDENCE SERVICE CORPORATION

	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated May 14, 2009